EXHIBIT 99.1


Investor Contact:          Mike Phalen
                           Chief Financial Officer
                           Krispy Kreme Doughnuts, Inc.
                           336.733.3707

Financial Media Contact:   Robbin E. Moore
                           Investor Relations Director
                           Krispy Kreme Doughnuts, Inc.
                           336.726.8857

                  KRISPY KREME ANNOUNCES FIRST QUARTER RESULTS
                          SYSTEMWIDE SALES ADVANCED 24%

Winston-Salem, NC (May 25, 2004) - Krispy Kreme Doughnuts, Inc. (NYSE:KKD) today reported financial results for the three months ended May 2, 2004, the Company's first quarter of fiscal 2005.

First quarter systemwide sales including sales of company and franchise stores advanced 24.2%. Total revenues for the quarter, which includes sales from company stores, franchise operations and Krispy Kreme Manufacturing and Distribution (KKM&D) increased 24.0% to $184.4 million compared with $148.7 million in the first quarter of last year. Revenues from franchise operations grew 40.2% to $7.1 million; KKM&D revenues increased 27.5% to $52.7 million and company store sales advanced 21.8% to $124.5 million. On a comparable store basis, systemwide sales increased 4.0% and company store sales advanced 5.2%.

Income from continuing operations for the first quarter of fiscal 2005 decreased to $9.8 million, or $0.16 diluted earnings per share, compared with $13.1 million in the first quarter last year. For the quarter, income from continuing operations and before an impairment charge, increased 11.9% to $14.3 million, or $0.23 per diluted share, compared with $12.8 million, or $0.21 per diluted share, in the first quarter last year, excluding the $0.5 million pre-tax benefit related to the arbitration award.

First quarter earnings include an asset impairment charge primarily related to stores that had closed or were scheduled to close. The non-cash, pre-tax asset impairment charge was $7.5 million, or $0.07 per diluted share. Subsequent to quarter-end, seven stores were closed, comprised of four factory stores that did not represent the current prototype and three doughnut and coffee shops located in in-line strip malls.

Also during the first quarter of fiscal 2005, the Company reported a loss from discontinued operations of approximately $34.3 million, or $0.54 per diluted share, related to the pending divestiture of the existing Montana Mills operation.

Commenting on the Company's financial performance, Scott Livengood, Chairman, President and Chief Executive Officer of Krispy Kreme Doughnuts, Inc. said, "In spite of the changing industry dynamics, we delivered 24% systemwide sales and revenue growth for the quarter. We are focused on our core business and improving company store operations. We remain excited about our growth prospects, both domestically and internationally."

During the quarter the Company opened 16 new factory stores. These stores are located in Waco, TX; Albuquerque, NM; Little Rock, AK; Delta, British Columbia; Latham, NY; Quebec City, Quebec; Phoenix, AZ (2); Dedham and Boston, MA; Langhorne, PA; Seattle, WA; Calgary, Alberta; Grand Junction, CO; Littleton, CO and Montreal, Canada. Three satellites also opened during the quarter in Santa Monica, CA; Las Vegas, NV and Toronto, Canada. This brings the total number of stores at quarter-end to 401, including 372 factory stores and 29 satellites.

The Company signed its fifth international development agreement with the Lotte Group to develop 25 stores over five years throughout the Republic of South Korea. The Lotte Group operates a leading hamburger chain and is one of the largest convenience store operators in South Korea.

"We are focused on the Krispy Kreme brand and are committed to elevating the customer experience," stated Livengood. "We have sales and operational initiatives underway and several new products in the pipeline. We expect to realize the benefits from these initiatives in the second half of the year. We are confident that these efforts will serve to create value for our employees, customers and shareholders."

The Company estimates fiscal 2005 earnings per diluted share from continuing operations of between $1.04 and $1.06. The Company now estimates that fiscal 2005 systemwide sales will increase approximately 20% to 25% and systemwide comparable store sales growth will be in the low to mid-single digits. The Company revised its fiscal 2005 development plans and estimates opening approximately 100 new stores systemwide, including approximately 80 factory and 20 satellite stores.

The Company will hold a conference call today at 9:00 a.m. Eastern Time, which will be hosted by Scott Livengood, Chairman, President and Chief Executive Officer, John Tate, Chief Operating Officer and Mike Phalen, Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.krispykreme.com/investorrelations.html. A replay of the call will be available until 6:00 p.m. Eastern Time, Tuesday, June 1, 2004 by dialing
800.839.1189 (domestic) or 402.998.1225 (international), and entering passcode 1564.

We have disclosed above systemwide sales growth as well as systemwide comparable store sales information. Systemwide sales data are non-GAAP financial measures that include sales at all company and franchise stores. We believe systemwide sales information is useful in assessing our market share and concept growth.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 402 stores (comprised of 373 factory stores and 29 satellites) in 44 U.S. states, Australia, Canada, Mexico and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.

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

                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                     For the First Quarter Ended May 2, 2004
             (All dollar amounts in thousands except per share data)
                                   (Unaudited)






                                  Impairment     Quarter    Quarter    Arbitra-  Quarter
                     Quarter      Charge and     Ended      Ended      tion      Ended      As Re-    As Re-     Pro      Pro
                     Ended        Discontinued   May 2,     May 4,     Award     May 4,     ported    ported     Forma    Forma
                     May 2, 2004  Operations     2004       2003 As    Adjust-   2003         $         %        $        %
                     As Reported  Adjustments    Pro Forma  Reported   ment     Pro Forma   Change    Change     Change   Change
                     -------------------------------------  --------------------------------------------------- ----------------




Total revenues        $ 184,356        $ -     $ 184,356   $ 148,660      $ -  $ 148,660   $ 35,696     24.0%  $ 35,696    24.0%
Operating expenses      141,383          -       141,383     112,480        -    112,480     28,903     25.7%    28,903    25.7%
General and
  administrative
  expenses               10,664          -        10,664       8,902        -     8,902       1,762     19.8%     1,762    19.8%
Depreciation and
  amortization
  expenses                6,130          -         6,130       4,101        -     4,101       2,029     49.5%     2,029    49.5%
Impairment charge         7,543      7,543             -           -        -         -       7,543    100.0%         -        -
Arbitration award             -          -             -        (525)    (525)        -         525   -100.0%         -        -
                     ------------------------------------  ----------------------------    --------           ---------
Income from
  operations             18,636      7,543        26,179      23,702     (525)   23,177      (5,066)   -21.4%     3,002    13.0%
Interest income             176          -           176         227        -       227         (51)   -22.5%       (51)  -22.5%
Interest expense          1,433          -         1,433         866        -       866         567     65.5%       567    65.5%
Loss from joint
  ventures                  575          -           575         694        -       694        (119)   -17.1%      (119)  -17.1%
Minority interest in
consolidated joint
  ventures                  126          -           126         616        -       616        (490)   -79.5%      (490)  -79.5%
Other expense, net          156          -           156          25        -        25         131    524.0%       131   524.0%
                     ------------------------------------  ----------------------------    --------           ---------
Income from
  continuing
  operations before
  income taxes           16,522      7,543        24,065      21,728     (525)   21,203      (5,206)   -24.0%     2,862    13.5%
Provision for income
  taxes                   6,675     (3,047)        9,722       8,588      207     8,381      (1,913)   -22.3%     1,341    16.0%
                     ------------------------------------  ----------------------------    --------             -------
Income from
  continuing
  operations              9,847      4,496        14,343      13,140     (318)   12,822      (3,293)   -25.1%     1,521    11.9%
Discontinued
  operations            (34,285)    34,285             -           -        -         -     (34,285)   100.0%         -   100.0%
                     ------------------------------------  ----------------------------    --------             -------
Net income (loss)     $ (24,438)  $ 38,781      $ 14,343    $ 13,140   $ (318) $ 12,822    $(37,578)  -286.0%   $ 1,521    11.9%
                     ------------------------------------  ----------------------------    --------             -------

Diluted earnings (loss)
  per share:
Income from
  continuing
  operations             $ 0.16     $ 0.07        $ 0.23      $ 0.22   $ (0.01)   $ 0.21    $ (0.06)    -28.6%    $ 0.02    7.6%
Discontinued
  operations              (0.54)      0.54             -           -        -         -       (0.54)       -         -       -
Net income (loss)       $ (0.38)    $ 0.61        $ 0.23      $ 0.22   $ (0.01)   $ 0.21    $ (0.60)    -277.4    $ 0.02    7.6%
Diluted shares
  outstanding            63,573     63,573        63,573      60,689   60,689     60,689      2,884       4.8%     2,884    4.8%

Segment
Information
Revenues
Company store
  operations          $ 124,540        $ -     $ 124,540   $ 102,243        $ -  $102,243   $ 22,297    21.8%  $ 22,297    21.8%
Franchise
  operations (1)          7,105          -         7,105       5,066          -     5,066      2,039    40.2%     2,039    40.2%
KKM&D                    52,711          -        52,711      41,351          -    41,351     11,360    27.5%    11,360    27.5%
                     ------------------------------------  ------------------------------   ---------         ---------
Total revenues        $ 184,356        $ -     $ 184,356   $ 148,660        $ -  $148,660   $ 35,696    24.0%  $ 35,696    24.0%
                     ------------------------------------  ------------------------------   ---------         ---------

Operating Income
Company store
  operations           $ 19,279        $ -      $ 19,279    $ 21,559        $ -  $ 21,559    $ (2,280)  -10.6%  $ (2,280) -10.6%
Franchise operations      5,413          -         5,413       3,697          -     3,697       1,716    46.4%     1,716   46.4%
KKM&D                    12,593          -        12,593       7,212          -     7,212       5,381    74.6%     5,381   74.6%
Unallocated G&A
  expenses              (11,106)         -       (11,106)     (9,291)         -    (9,291)     (1,815)   19.5%    (1,815)  19.5%
Impairment charge        (7,543)     7,543             -           -          -         -      (7,543)  100.0%         -       -
Arbitration award             -          -             -         525       (525)        -        (525) -100.0%         -       -
                     ------------------------------------  ------------------------------   ---------         ---------
Total operating
  income               $ 18,636    $ 7,543      $ 26,179    $ 23,702     $ (525) $ 23,177    $ (5,066)  -21.4%   $ 3,002   13.0%
                     ------------------------------------  ------------------------------   ---------         ---------

Operating Margins
Company store
  operations              15.5%          -         15.5%       21.1%          -     21.1%       -5.6%             -5.6%
Franchise operations      76.2%          -         76.2%       73.0%          -     73.0%        3.2%              3.2%
KKM&D                     23.9%          -         23.9%       17.4%          -     17.4%        6.5%              6.5%
Unallocated G&A
  expenses                -6.0%          -         -6.0%       -6.2%          -     -6.2%        0.2%              0.2%
Impairment charge         -4.1%       4.1%             -           -          -         -       -4.1%                 -
Arbitration award             -          -             -        0.4%      -0.4%         -        0.4%                 -
Total operating
  income                   10.1%       4.1%         14.2%       15.9%      -0.4%     15.6%       -5.8%             -1.4%

Depreciation and
  Amortization
  Expenses
Company store
  operations            $ 4,863        $ -       $ 4,863     $ 2,934        $ -   $ 2,934     $ 1,929   65.7%   $ 1,929   65.7%
Franchise operations         43          -            43          43          -        43           -       -         -       -
KKM&D                       781          -           781         734          -       734          47    6.4%        47    6.4%
Corporate
  administration            443          -           443         390          -       390          53   13.6%        53   13.6%
                     ------------------------------------  ------------------------------   ---------         ---------
Total depreciation
  and amortization
  expenses              $ 6,130        $ -       $ 6,130     $ 4,101        $ -   $ 4,101     $ 2,029   49.5%   $ 2,029   49.5%
                     ------------------------------------  ------------------------------   ---------         ---------

Increase in
  Systemwide Sales
Total Krispy Kreme
  stores                   24.2%

Comparable Store
Sales
Company stores             5.2%
Systemwide                 4.0%


Note: Operating results for the first quarter of fiscal 2005 include a pre-tax asset impairment charge of $7,543 primarily related to stores that had closed or were scheduled to close and a loss from discontinued operations of $34,285 resulting from the company's decision to divest the existing Montana Mills operation. Operating results for the first quarter of fiscal 2004 include the reversal of the $525 accrual remaining after settlement of an arbitration award against the Company, as discussed in the Company's Form 8-K filing dated
February 10, 2003. This schedule compares results for the first quarter of fiscal 2005, both before and after the impairment charge and the loss from discontinued operations, with the results of the first quarter of fiscal 2004, both before and after adjusting for the reversal of the arbitration award.

(1) Revenues from franchise operations consist of franchise fees and royalties on sales of our franchised stores, as reported by our franchisees. Sales of franchised stores for the first quarter of fiscal 2005 and fiscal 2004 were $158,503 and $125,562, respectively.



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

                            Krispy Kreme Doughnuts, Inc.
                        Condensed Consolidated Balance Sheets
                                  As of May 2, 2004
                          (All dollar amounts in thousands)


                                 May 2, 2004   February 1, 2004(1)     $ Change    % Change
                                --------------------------------------------------------------
Cash and cash equivalents             $ 13,715      $ 20,300            $ (6,585)     -32.4%
Receivables                             78,735        76,195               2,540        3.3%
Inventories                             32,974        28,573               4,401       15.4%
Property and equipment, net            301,160       281,103              20,057        7.1%
Investments in unconsolidated
  joint ventures                        10,728        12,426              (1,698)     -13.7%
Other assets                           215,547       205,211              10,336        5.0%
Assets of discontinued operations        1,624        36,856             (35,232)     -95.6%
                                -------------------------------------------------
Total assets                         $ 654,483     $ 660,664            $ (6,181)      -0.9%
                                -------------------------------------------------


Payables                              $ 31,536      $ 26,907            $  4,629       17.2%
Accrued expenses                        26,391        23,358               3,033       13.0%
Debt                                   135,432       137,898              (2,466)      -1.8%
Other long-term obligations             29,728        19,781               9,947       50.3%
Liabilities of discontinued
  operations                               745           513                 232       45.2%
Shareholders' equity                   430,651       452,207             (21,556)      -4.8%
                                -------------------------------------------------
Total liabilities and
  shareholders' equity                $654,483     $ 660,664            $ (6,181)      -0.9%
                                -------------------------------------------------


(1) Restated to reflect amounts associated with Montana Mills Bread Co., Inc. as assets and liabilities of discontinued operations.

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

                          Krispy Kreme Doughnuts, Inc.
                                Store Count Recap


                                Factory Stores
                            ----------------------------------------------------------------------------------------------------
                                       Consolidated    Total                          Joint      Total      Total
                             Company       JVs        Company   Associate     AD      Ventures     AD      Franchise    Total
Total End Q4 FY04                117             24       141          57        93         66       159         216        357
                            ----------------------------------------------------------------------------------------------------

  Opened                           -              3         3           -         5          8        13          13         16
  Closed                           -              -         -          (1)        -          -         -          (1)        (1)
  Transferred                      -              -         -           -         -          -         -           -          -
  Reclassification                 -              8         8           -         -         (8)       (8)         (8)         -
                            ---------------------------------------------------------------------------------------------------
  Q1 Net                           -             11        11          (1)        5          -         5           4         15
                            ---------------------------------------------------------------------------------------------------

Total End Q1 FY05                117             35       152          56        98         66       164         220        372
                            ---------------------------------------------------------------------------------------------------





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

                          Krispy Kreme Doughnuts, Inc.
                             Average Sales per Week
                              Dollars in Thousands

                                       FY 2005             FY 2004                    FY 2004
                                 ----------------------------------------       --------------------
                                         Q1                  Q4                         Q1
Company Stores                          $67.9               $69.1                      $77.4

Area Developers                         $59.2               $58.7                      $58.0

Associates                              $46.7               $42.6                      $52.4

Total Franchise                         $56.0               $54.3                      $56.2

Systemwide                              $60.7               $60.1                      $64.1




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

                          Krispy Kreme Doughnuts, Inc.
                              Total Operating Weeks


                                       FY 2005             FY 2004                    FY 2004
                                 ----------------------------------------       --------------------
                                         Q1                  Q4                         Q1
Company Stores                          1,847               1,735                      1,336

Area Developers                         2,104               1,909                      1,505

Associates                               728                 726                        732

Total Franchise                         2,832               2,635                      2,237

Systemwide                              4,679               4,370                      3,573

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